Exhibit 99.1

KPMG LLP	Telephone	(416) 228-7000
Chartered Accountants	Fax	(416) 228-7123
Yonge Corporate Centre	Internet	www.kpmg.ca
4100 Yonge Street, Suite 200
Toronto Ontario M2P 2H3
Canada

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Fusepoint Inc.

We have audited the accompanying consolidated balance sheets of Fusepoint Inc. and subsidiaries as at December 31, 2009 and 2008 and the consolidated statements of income, shareholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fusepoint Inc. and subsidiaries as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

February 12, 2010

FUSEPOINT INC.

Consolidated Balance Sheet

December 31, 2009 and 2008

(Expressed in Canadian dollars)

	2009	2008

Assets
Current Assets:
Cash	$8,759,168	$5,671,031
Trade accounts receivable, less allowance for doubtful accounts of $10,408 (2008-$83,601)	5,066,361	4,172,357
Prepaid expenses and deposits	1,055,237	1,455,177
Other assets (note 3)	376,605	165,450
Work in process	88,989	236,566

	15,346,360	11,700,581
Restricted cash (note 2)	997,753	1,629,904
Other assets (note 3)	404,200	562,730
Intangible assets (note 4)	600,271	1,418,272
Property, plant and equipment (note 5)	14,829,528	13,906,818
Goodwill	1,885,184	1,885,184
Deferred income taxes (note 14)	3,750,000	1,200,000

	$37,813,296	$32,303,489

Liabilities and Shareholders’ Equity

Current liabilities:
Trade accounts payable	$924,293	$1,443,195
Accrued liabilities (note 6)	3,098,689	3,859,344
Income taxes payable	304,955	—
Deferred revenue	989,160	793,844
Current portion of capital lease obligations (note 7)	2,287,744	2,745,062
Current portion of deferred gain on sale of property (note 8)	830,339	830,339

	8,435,180	9,671,784
Deferred revenue	993,048	1,260,641
Capital lease obligations (note 7)	4,941,513	3,228,356
Deferred gain on sale of property (note 8)	8,542,030	9,372,369
Warrants liability (note 10)	651,161	682,000

Total liabilities	23,562,932	24,215,150
Shareholders’ equity (note 9):
Series A convertible preferred stock, par value of $0.001 per share 40,000,000 authorized (2008- 40,000,000) 31,828,684 outstanding (2008- 31,828,684) redeemable at the option of the holder for $52,706,885 (2008-$57,136,048)	43,484,335	43,484,335
Common stock, par value of $0.001 per share 220,000,000 authorized (2008- 220,000,000) 147,984,001 outstanding (2008- 147,837,551)	10,806,081	10,805,935
Additional paid in capital	639,367	635,386
Deficit	(40,679,419)	(46,837,317)

	14,250,364	8,088,339
Commitments (note 13)
Subsequence event (note 17)

	$37,813,296	$32,303,489

See accompanying notes to consolidated financial statements.

FUSEPOINT INC.

Consolidated Statement of Income

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

	2009	2008

Revenue	$47,344,891	$43,084,294

Expenses:
Cost of operations	25,950,446	24,822,962
Selling, general and administrative	9,780,146	9,962,857
Amortization	6,753,967	5,577,485
Financing costs	774,750	1,162,539
Other income	30,226	(29,492)
Foreign exchange (gain) loss	16,151	(231,512)

	43,305,686	41,264,839

Income before income taxes	4,039,205	1,819,455

Income taxes (recovery) (note 14):
Deferred	(2,550,000)	(1,227,338)
Current	431,307	4,508

	(2,118,693)	(1,222,830)

Net income	$6,157,898	$3,042,285

See accompanying notes to consolidated financial statements

FUSEPOINT INC.

Consolidated Statement of Shareholders’ Equity

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

	Common		Series A Preferred		Additional paid in capital	Accumulated deficit	Total Shareholders’ equity
	Shares	Amount	Shares	Amount

Balance, December 31,2007	147,667,158	$10,805,765	31,828,684	$43,484,335	$631,116	$(49,879,602)	$5,041,614

Issued on exercise of stock options	170,393	170	—	—	4,270	—	4,440

Net earnings	—	—	—	—	—	3,042,285	3,042,285

Balance, December 31, 2008	147,837,551	$10,805,935	31,828,684	$43,484,335	$635,386	$(46,837,317)	$8,088,339

Issued on exercise of stock options	146,450	$146	—	$—	$3,981	$—	$4,127

Net earnings	—	—	—	—	—	6,157,898	6,157,898

Balance, December 31, 2009	147,984,001	$10,806,081	31,828,684	$43,484,335	$639,367	$(40,679,419)	$14,250,364

See accompanying notes to consolidated financial statements

FUSEPOINT INC.

Consolidated Statement of Cash Flows

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

	2009	2008
Cash provided by (used in):

Operations:
Net income	$6,157,898	$3,042,285
Items not affecting cash:
Amortization of property, plant and equipment and intangible assets	6,753,967	5,577,485
Stock compensation expense	40,000	—
Recognition of gain on sale of property	(830,339)	(830,339)
Interest on restricted cash	—	39,639
Unrealized foreign exchange loss	67,592	206,204
Increase (decrease) in warrants liability	(30,839)	171,000
Deferred income taxes	(2,550,000)	(1,200,000)
Changes in non-cash working capital items (note 15)	(1,221,222)	1,503,461
Decrease in other assets	158,530	(274,025)
Increase (decrease) in deferred revenue	(267,593)	24,490

	8,277,994	8,260,200

Investments:
Decrease (increase) in restricted cash	459,280	(232,613)
Purchase of property, plant and equipment	(3,920,291)	(3,942,276)

	(3,461,011)	(4,174,889)

Financing:
Payment of capital lease obligations	(3,551,145)	(2,077,215)
Increase in capital lease obligations	1,941,480	—
Repayment of notes payable	—	(1,911,175)
Exercise of stock options	4,127	4,440

	(1,605,538)	(3,983,950)

Foreign exchange on cash held in a foreign currency	(123,308)	(5,528)

Cash and cash equivalents	3,088,137	95,833

Cash, beginning of year	5,671,031	5,575,198

Cash, end of year	$8,759,168	$5,671,031

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$820,138	$925,609
Cash received during the year for interest	20,397	129,116

See accompanying notes to consolidated financial statements.

FUSEPOINT INC.

Notes to Consolidated Financial Statements

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

Fusepoint Inc. (the “Company”) was incorporated on March 10, 1999 under the Canada Business Corporations Act. In 2005, the Company was discontinued in Canada pursuant to Section 188 of the Canada Business Corporations Act and was domesticated into the State of Delaware.

The Company is a provider of application and infrastructure managed solutions for enterprises that conduct mission-critical business on the Internet. The Company’s solutions include data centres, network infrastructure, systems monitoring and management, and full application management. The Company’s customers are not concentrated in any one industry. The Company is not dependent on any one supplier. Substantially all of the revenue is generated from customers in Canada.

1. Significant accounting policies:

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S.”). The significant accounting policies are summarized below:

(a)	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries (collectively, the Company). All intercompany balances and transactions have been eliminated.

(b)	Cash and cash equivalents:

Cash includes cash equivalents, which are highly liquid investments with original maturities of three months or less. Cash and cash equivalents are recorded at cost plus accrued interest, which approximates current market value.

(c)	Trade accounts receivable:

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in net cash provided from operations in the consolidated statements of cash flows. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses, current receivables aging, and existing industry and national economic data. The Company reviews its allowance for doubtful accounts monthly. Past due balances over 90 days are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential recovery is considered remote. Write-off’s for 2009 and 2008 were $114,634 and $33,879, respectively. The Company does not have any off-balance-sheet credit exposure related to its customers.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

1. Significant accounting policies (continued):

(d)	Property, plant and equipment:

Property, plant and equipment are stated at cost. Equipment under capital leases is recorded at the present value of minimum lease payments discounted at the lower of the implicit rate in the lease or the incremental borrowing rate recorded. Amortization is provided on a straight-line basis over the estimated useful life of the assets at the following rates:

Computer	2 to 3 years
Computer software	2 years
Furniture and fixtures	5 years
Office equipment	5 years
Equipment under capital lease	Shorter of useful life or term of lease
Leasehold improvements	Over term of lease

(e)	Major maintenance activities:

The Company incurs maintenance costs from time to time on equipment. Repair and maintenance costs are expensed as incurred.

(f)	Long-lived assets:

Long-lived assets, such as property, plant, and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by an asset to the carrying value of the asset. If the carrying value of the long-lived asset is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. The Company performed this impairment review and concluded there was no impairment at December 31, 2009 and 2008.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

1. Significant accounting policies (continued):

(g)	Goodwill:

Goodwill represents the excess of the aggregate purchase price over the fair value of the net assets acquired in a business combination. Goodwill is reviewed for impairment at least annually or whenever events or changes in circumstances indicate the carrying value may not be recoverable. The goodwill impairment test is a two-step test. Under the first step, the fair value of the reporting unit is compared to carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the enterprise must perform step two of the impairment test (measurement). Under step two, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill. Fair value of the reporting unit is determined using a discounted cash flow analysis. If the fair value of the reporting unit exceeds its carrying value, step two does not need to be performed.

The Company performed its annual impairment review of goodwill and when a triggering event occurs between impairment tests and concluded that there was no impairment for 2009 and 2008.

(h)	Intangible assets:

Intangible assets include customer agreements and relationships, which are amortized on a straight-line basis over their estimated useful lives of between three and six years.

(i)	Advertising:

Advertising costs are expensed and amounted to $314,224 and $427,857 in 2009 and 2008, respectively. They are included in selling, general and administrative expense.

(j)	Deferred gain on sale of property:

The gain on the sale of property is being deferred and amortized into income as a reduction of rent expense over the term of the lease in accordance with FASB ASC Subtopic 840.40 (FASB Statement No. 98 “Accounting for Leases - Sale Leaseback Transactions Involving Real Estate.”)

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

1. Significant accounting policies (continued):

(k)	Revenue recognition:

Application and infrastructure managed services revenue consists of monthly service fees and installation fees charged to customers under contracts. Monthly service fees are recognized ratably over the term of the contract commencing when persuasive evidence of an arrangement exists and when the services are rendered provided that the amounts are fixed or determinable and collection is reasonably assured. Amounts invoiced for installation fees are deferred and recognized on a straight-line basis over the longer of the term of the contract or estimated term of the customer relationship, provided that the amounts are determinable and collection is reasonably assured. Installation costs are deferred and are expensed on a straight line basis using the same method as the related revenue.

Professional services revenue consists of fixed fees and time and material fees derived from consulting and technical assignments designed to assess, develop and optimize customers’ technology environments. Time and materials based professional services revenue is recognized as the services are performed. Fixed fee professional services revenue is recognized using the percentage-of-completion method. The percentage of completion is determined by costs incurred as a percentage of total estimated costs to complete the contract. Estimates of contracts are revised periodically based on changes in circumstances and any losses in contracts in progress are recognized in the period that such losses become known.

Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the consolidated statements of income.

(l)	Series A preferred stock:

The Company has elected to reflect the Series A redeemable preferred stock as equity and not to follow FASB ASC Subtopic 480.10.599 (Emerging Issues Task Force Interpretation D-98: Classification and Measurement of Redeemable Securities) as it is not required for privately owned companies.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

1. Significant accounting policies (continued):

(m)	Stock option plan:

All stock-based compensation as been recognized as an expense in the financial statements and such cost is measured at the fair value of the award. The fair value at grant date of stock options is determined using a Black-Scholes option pricing model. The Company uses the volatility of other Company’s in the same industry that management considers to be comparable since the Company’s shares do not trade in an active market. Management calculates an estimate of fair value of the common shares for the purposes of computing stock-based compensation using projections of discounted cash flows and multiples of revenue based on observable inputs. Any consideration received by the Company on exercise of stock options is credited to share capital and additional paid in capital.

(n)	Use of estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates.

Significant items subject to such estimates and assumptions include allowance for doubtful accounts, valuation of goodwill, useful lives and recoverable amounts for property, plant and equipment and intangibles, value of options for stock-based compensation, value of warrants liability, valuation allowance for deferred tax assets and guarantees.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

1. Significant accounting policies (continued):

(o)	Fair value measurements:

On January 1, 2008, the Company adopted the provisions of FASB ASC Topic 820 (FASB Statement No. 157, Fair Value Measurements), for fair value measurements of financial assets and financial liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. ASCB Topic 820 (Statement 157) defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASCB Topic 820 (Statement 157) also establishes a framework for measuring fair value and established a hierarchy that categorizes and prioritizes the sources to be used to estimate fair value and expands disclosures about fair value measurements. The Company elected partial deferral of ASC 820.10 under the provisions of ASC Section 820.10.15, when it was adopted on January 1, 2008, related to the measurement of fair value used when initially measuring non-financial assets and non-financial liabilities in a business combination, evaluating goodwill, intangible assets and other long lived assets for impairment. The impact of fully adopting ASC 820.10 effective January 1, 2009 was not material to the Company’s financial statements.

(p)	Comprehensive income:

The Company has no comprehensive income items other than net income of the year presented.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

1. Significant accounting policies (continued):

(q)	Income taxes:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Beginning with the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, included in FASB ASC Subtopic 740-10 - Income Taxes - Overall, as of January 1, 2009, the Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgement occurs. Prior to January 1, 2009, the Company recognized the effect of income tax positions if such positions were more likely than not of being sustained.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

1. Significant accounting policies (continued):

(r)	Foreign currency translation:

Transactions denominated in U.S. dollars have been translated into Canadian dollars at the approximate rate of exchange prevailing at the time of the transaction. Monetary assets and liabilities denominated in foreign currencies have been translated into Canadian dollars at the year-end exchange rate. Exchange gains and losses are included in operations.

(s)	Recently issued accounting standards:

FASB ASC 855-1, Subsequent Events, establishes general standards for and disclosure of events that occur after the balance sheet dates but before financial statements are issued or available to be issued. In particular, this statement sets forth: (i) the period after the balance sheet dates during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet dates in its financial statements, and (iii) the disclosure that an entity should make about events or transactions that occurred after the balance sheet dates. The new disclosure was adopted January 1, 2009 as described in note 17.

Adoption of this standard had no impact on the financial statements for the year ended December 31, 2009.

In May 2007, FASB issued FASB Staff Position No. FIN 48-1, Definition of Settlement in FASB Interpretation No. 48, which provides guidance on how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. This FASB Staff Position is effective upon the initial adoption of ASC Topic 740.10 FIN 48.

The adoption of this standard did not have a material impact on the Company’s consolidated financial statements and disclosures required by FIN 48 are provided in note 14 to the consolidated financial statements.

In June 2009 the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – A Replacement of FASB Statement No. 162.” SFAS 168 established the FASB Accounting Standards Codification (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP and was launched on July 1, 2009. The Codification does not change current U.S. GAAP but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. All existing accounting-standard documents are to be superseded, and all accounting literature excluded from the Codification is to be considered nonauthoritative.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

1. Significant accounting policies (continued):

In October 2009, the FASB issued ASU 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (EITF Issue No. 08-1, Revenue Arrangements with Multiple Deliverables). ASU 2009-13 amends ASC 650-25 to eliminate the requirement that all undelivered elements have vendor specific objective evidence of selling price (“VSOE”) or third party evidence of selling price (“TPE”) before an entity can recognize the portion of an overall arrangement fee that is attributable to items that already have been delivered. In the absence of VSOE and TPE for one or more delivered or undelivered elements in a multiple-element arrangement, entities will be required to estimate the selling prices of those elements. The overall arrangement fee will be allocated to each element (both delivered and undelivered items) based on their relative selling prices, regardless of whether those selling prices are evidenced by VSOE or TPE or are based on the entity’s estimated selling price. Application of the “residual method” of allocating an overall arrangement fee between delivered and undelivered elements will no longer be permitted upon adoption of ASU 2009-13. Additionally, the new guidance will require entities to disclose more information about their multiple-element revenue arrangements. ASU 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company expects that the adoption of ASU 2009-13 will not have a material impact on its consolidated financial statements.

2. Restricted cash:

To satisfy contractual obligations related to premises lease agreements, the lessor keeps certain amounts invested in term deposits as restricted cash which is held in U.S. funds in the amount of $890,345 U.S. (2008 - $1,287,278 U.S.). Restricted cash is recorded at cost, plus accrued interest which approximates fair value. Amounts are released from restricted cash annually by the lessor, based on achievement of certain financial covenants. During 2009, the Company achieved the financial covenant and $400,000 U.S. (2008 - $500,000) was released.

The Company has provided a deposit held as collateral in the amount of $62,000 in a long-term guaranteed investment certificate, bearing interest at 0.0010% per annum, maturing May 12, 2010 to satisfy contractual obligations with a utilities service provider.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

3. Other assets:

	2009	2008

Deferred installation costs	$638,473	$605,746
Maintenance and other long-term contracts	142,332	122,434

	780,805	728,180

Less current portion	376,605	165,450

Non-current portion of other assets	$404,200	$562,730

Maintenance and other long-term contracts pertain to maintenance contracts entered into by the Company for computer hardware. These amounts are expensed on a straight-line basis over the term of the contract.

4. Intangible assets:

			2009	2008
	Cost	Accumulated amortization	Net book value	Net book value

Customer contracts and relationships	$7,404,657	$6,804,386	$600,271	$1,418,272

Amortization expense for intangible assets for the year was $818,001 (2008 - $821,549).

The estimated amortization of the customer contracts and relationships for 2010 is $600,271.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

5. Property, plant and equipment:

	2009			2008
	Cost	Accumulated amortization	Net book value	Cost	Accumulated amortization	Net book value

Leasehold improvements	$12,714,071	$5,925,627	$6,788,444	$8,809,016	$4,133,391	$4,675,625
Computer	12,624,090	12,128,331	495,759	12,479,088	11,714,931	764,157
Computer software	2,086,018	1,663,700	422,318	2,039,618	1,400,170	639,448
Furniture and fixtures	318,310	287,545	30,765	310,622	275,009	35,613
Office equipment	125,931	115,136	10,795	117,294	111,011	6,283
Equipment under capital lease	16,354,983	9,273,536	7,081,447	11,475,118	5,823,315	5,651,803
Asset improvements in progress	—	—	—	2,133,889	—	2,133,889

	$44,223,403	$29,393,875	$14,829,528	$37,364,645	$23,457,827	$13,906,818

Amortization of property, plant and equipment was $5,935,966 (2008 - $4,755,936) including amortization of assets under capital leases of $3,450,221 (2008 - $2,387,550).

In 2008, the Company incurred $1,858,116 of expenditures relating to leasehold improvements and equipment in progress for its Toronto premises financed by capital lease and $275,773 for its Vancouver premises. These expenditures were completed in 2009 and are included in leasehold improvements and equipment under capital lease. No amortization was recorded on these assets in 2008 as they were not in use.

6. Deferred rent:

The Company records rent expense for premises leases on a straight-line basis over the lease term. At December 31, 2009, deferred rent liability amounts to $1,091,657 (2008 –$985,786) which was included in accrued liabilities.

7. Capital lease obligations:

The Company is obligated under capital leases covering various computer equipment and leaseholds that expire at various dates over the next five years.

Amortization of assets held under capital leases is included in amortization expense.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

7. Capital lease obligations (continued):

Lease payments under capital leases are summarized as follows:

	2009	2008
2009	$—	$3,324,233
2010	2,982,885	1,932,534
2011	2,885,683	1,475,309
2012	1,077,252	164,098
2013	437,617	5,212
2014	2,186,619	—

	9,570,056	6,901,386

Less interest included in capital lease payments (interest rates range from 4.48% to 16.00%)	(2,340,799)	(927,968)

	7,229,257	5,973,418

Less current portion of capital lease obligation	2,287,744	2,745,062

	$4,941,513	$3,228,356

The total amount of interest incurred on capital leases in 2009 was $781,625 (2008 – $750,505) and has been included in financing costs.

8. Sale-leaseback and deferred gain on sale of property:

In 2006 the Company entered into a sale-leaseback agreement for the sale of its property at 6800 Millcreek Drive, Mississauga for cash proceeds after selling expenses of $17,395,377, resulting in a gain of $12,455,088. Pursuant to the agreement, the Company entered into a 15-year operating lease for the property for the period April 13, 2006 to April 12, 2021. The gain on sale has been deferred and is amortized into income as a reduction of rent expense over the term of the lease.

Rent expense included in cost of operations and selling, general and administrative was $2,389,322 (2008 - $2,016,340) which was reduced by the recognition of $830,339 (2008 – $830,339) of the gain on sale of property.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

9. Shareholders’ equity:

(a)	Series A preferred stock:

The Series A preferred stock are entitled to vote and may be redeemed, in whole or in part on or after the earliest to occur of (i) at the option of the holder at any time (ii) the sale of the Company at any time and from time to time, in the event that the requisite number of Series A shareholders notify the Company of their election to require redemption or (iii) at the option of the Company at any time provided however, that such option shall only be exercisable on the sale of the Company or its assets in the event that the combined voting power of the common stock and convertible securities of the Company owned by M/C Venture Partners V, L.P. and M/C Venture Investors, L.L.C. shall be, at any time, less than 51% of the voting power of all of the common stock and convertible securities of the Company then outstanding, as determined on a fully diluted basis.

Each Series A preferred stock is redeemable, by the holder, at the stated value of $1 U.S. plus cumulative dividends at 7% per annum compounded annually denominated in U.S. dollars. In the event of redemption, the redemption price shall be payable in cash in an amount equal to the greater of (i) the Series A preferred share liquidation preference on the date the redemption is completed including the paid up amount plus accumulated unpaid dividends or (ii) the fair market value of the common stock in to which the preferred stock are convertible. If the Company does not have sufficient funds to redeem all of the shares of Series A preferred stock to be redeemed, the Company is obligated to use its best efforts to complete the redemption and the dividend rate for shares to be redeemed shall be increased to 18% per annum.

In the event of liquidation dissolution or winding up, holders of the Series A preferred Stock are entitled to receive out of assets available for distribution to stockholders before payment shall be made to common stockholders, an amount per share equal to the greater of the issue price plus cumulative unpaid dividends denominated in U.S. dollars or the amount that would be payable had the Series A preferred stock been converted to common stock (the liquidation amount). A merger or transaction where the Company becomes a subsidiary that is owned less than 50% by the stockholders of the Company is deemed to be a liquidation event requiring the Company to advise the Series A preferred shareholders of their right to redemption for the liquidation amount unless the holders of greater than 70% of the outstanding Series A preferred stock elect otherwise.

The Series A preferred stock are convertible at the option of the holder at any point in time, into common stock on the basis of the ratio that results from dividing (i) the Series A purchase price by (ii) the conversion price of the Series A preferred stock at the time of conversion.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

9. Shareholders’ equity (continued):

As at December 31, 2009, cumulative unpaid dividends compounded at an annual rate of 7% amounted to $19,254,938 ($18,320,588 U.S.) and at December 31, 2008 $18,368,711 ($15,056,321 U.S.) which have not been accrued in these financial statements.

As at December 31, 2009, the aggregate redemption amount including the stated amount and unpaid dividends was $52,706,885 ($50,149,272 U.S.) and at December 31, 2008 was $57,136,048 ($46,885,005 U.S.), converted at exchange rates prevailing at the balance sheet date.

(b)	Common stock:

Holders of common stock are entitled to one vote per share, and to receive dividends and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to common stockholders. Common stock is subordinate to the preferred stock with respect to dividend rights and rights upon liquidation, winding up and dissolution of the Company.

The Company may not declare or pay dividends on common stock (other than dividends payable in shares of common stock) unless, in addition to obtaining consents required, the holders of Series A preferred stock shall first receive dividends of the greater of the cumulative dividends not paid and the common stock dividend that would be payable if the preferred shares had been converted to common stock.

10. Warrants liability:

During the year ended December 31, 2004 the Company issued 483,320 warrants to a shareholder in connection with the conversion of notes payable to equity. The warrants are exercisable at any time by the holder up to the earliest of: October 22, 2011 or (i) a defined liquidation event involving the sale, dissolution, merger or winding up of the company or (ii) qualified public offering by the Company. Each warrant provides the holder the right to acquire one Series A preferred stock (note 9(a)) and 3.86156 common stocks (note 9(b)) for a payment of $0.01 for a total of 483,320 Series A preferred stocks and 1,866,369 common stocks. Pursuant to the attributes described in note 9(a), each Series A preferred stock may be redeemed at the option of the holder for $1 U.S. plus cumulative unpaid dividends.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

10. Warrants liability (continued):

At December 31, 2009 the fair value of the warrant liability was $651,161. The change in fair value during 2009 was a loss of $30,839 (2008 - $171,000 gain) which has been recorded in financing expense. Fair value of the warrant liability was determined based on the redemption value of the Series A preferred stock and management’s estimate of the equity value of the Company on a fully diluted basis. The fair values of the warrants were as follows:

	2009	2008

Redemption value of Series A preferred	$507,969	$588,681
Common stock value	143,192	93,319

Total fair value of warrants liability	$651,161	$682,000

The redemption value of Series A preferred shares in U.S. funds that underlie the warrants was $483,320 (2008 - $483,320).

11. Stock-based compensation plan:

Under the Company’s Stock Option Plan, the Company may grant options to its directors, officers, employees, independent contractors and consultants. The exercise price of each option is in U.S. dollars and is equal to the amount designated in the individual agreement and the options expire within 10 years. Options granted to employees vest on a straight-line basis every three months over a three-year period. Options granted to directors and senior executives vest 25% to 50% after one year, with the balance every three months over a two to three year period thereafter.

The options are not transferable and may only be exercised by the optionee.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

11. Stock-based compensation plan (continued):

A summary of the status of the Company stock option plan is presented below:

	Number of options	Weighted average exercise price

Outstanding, December 31, 2007	16,239,082	$0.027

Granted	953,000	0.027
Exercised	(169,560)	0.027
Cancelled	(171,462)	0.027

Outstanding, December 31, 2008	16,851,060	0.027

Granted	1,057,500	0.079
Exercised	(146,450)	0.027
Cancelled	(72,717)	0.027

Outstanding, December 31, 2009	17,689,393	$0.030

Exercise price	Outstanding options as at December 31, 2009	Outstanding options exercisable at December 31, 2009	Weighted average remaining contractual life (years)	Exercisable options as at December 31, 2008

$ 0.26	17,415	17,415	1.28	17,415
0.027	16,636,978	15,982,532	5.40	14,956,636
0.079	1,035,000	258,750	9.16	—

	17,689,393	16,258,697		14,974,051

The Company has determined that the value of common stock on the grant date in 2009 was $0.078 (2008 - $nil) and the fair value of the options at the date of grant for options granted in 2009 was approximately $75,000 (2008 - $nil). This value was estimated using the Black-Scholes option pricing model assuming a risk-free interest rate of 3.1% (2008 - 4%), a dividend yield of 0% (2008 - 0%), a volatility of 104.8% (2008 - 107.7%), a weighted average expected life of the options of 10 years and annual rate forfeiture rate of 2%. Volatility is based on similar Company’s with publicly traded shares. Stock compensation expense is recorded over the vesting period. Stock compensation expense included in cost of operations was $40,000 (2008 - $0).

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

12. Guarantees:

In the normal course of business, the Company has entered into agreements that include indemnities in favour of third parties, such as purchase and sale agreements, confidentiality agreements and leasing contracts. These indemnification agreements may require the Company to compensate counterparties for losses incurred by the counterparties as a result of breaches in representation and regulations or as a result of litigation claims or statutory sanctions that may be suffered by the counterparty as a consequence of the transaction or actions of the Company. The terms of these indemnities are not explicitly defined and the maximum amount of any potential reimbursement cannot be reasonably estimated.

The nature of these indemnification agreements prevents the Company from making a reasonable estimate of the maximum exposure due to the difficulties in assessing the amount of liability which stems from the unpredictability of future events and the unlimited coverage offered to counterparties. Historically, the Company has not made any significant payments under such or similar indemnification agreements and therefore no amount has been accrued in the consolidated balance sheet with respect to these agreements. The fair value of the guarantees issued in the current year is not determinable.

13. Commitments:

The Company has several noncancelable operating leases, primarily for premises, that expire over the next fifteen years. These leases generally require the Company to pay all executory costs such as maintenance, property taxes and insurance. Rental payments include minimum rentals plus executory costs.

(a)	The Company is committed, under operating leases for premises and has other agreements for service and support for the following minimum future annual payments:

2010	$2,950,002
2011	2,570,341
2012	2,303,154
2013	2,103,199
2014	1,870,242
Thereafter	12,951,623

$24,748,561

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

14. Income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	2009	2008
Deferred tax assets:
Non-capital loss carryforwards	$2,502,262	$3,948,946
Capital assets	4,355,126	4,031,051
Deferred gain on sale of property	1,511,034	1,753,701
Book and tax basis differences on other assets and liabilities	673,436	573,171

	9,041,858	10,306,869
Valuation allowance	(5,291,858)	(9,106,869)

Net deferred tax assets	$3,750,000	$1,200,000

The valuation allowance for deferred tax assets as of December 31, 2009 and 2008 was $5,291,858 and $9,106,869, respectively. The net change in the total valuation allowance was decrease of $3,815,011 in 2009 and a decrease of $2,951,857 in 2008. The valuation allowance at December 31, 2009 and 2008 was primarily related to net operating loss carryforwards and book and tax basis differences on property, plant and equipment that, in the judgement of management, are not more likely than not to be realized. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax-planning strategies in making this assessment. Based on historical taxable income and projections of future taxable income, management believes it is more likely than not that the company will realize the benefits of these tax assets, net of the valuation allowance at December 31, 2009. The amount of the deferred tax asset considered realizable could be increased or decreased in the near term if estimates of future taxable income change. At December 31, 2009, management believes that it is more likely than not that the Company will realize the benefit of $3,750,000 of the deferred tax assets.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

14. Income taxes (continued):

Income tax expense (recovery) consists of the following:

	Current	Deferred	Total

Year ended December 31, 2009:

Canadian Federal	$187,513	$(1,530,000)	$(1,342,487)
Canadian Provincial	117,442	(1,020,000)	(902,558)
U.S. Federal	126,352	—	126,352
U.S. State	—	—	—

	$431,307	$(2,550,000)	$(2,118,693)

	Current	Deferred	Total

Year ended December 31, 2008:

Canadian Federal	$—	$(754,100)	$(754,100)
Canadian Provincial	4,508	(473,238)	(468,730)
U.S. Federal	—	—	—
U.S. State	—	—	—

	$4,508	$(1,227,338)	$(1,222,830)

The Company adopted Interpretation No. 48 included in ASC Subtopic 740-10 on January 1, 2009 and the implementation of this new standard had no impact as the Company had been substantially following these requirements with respect to tax positions.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

14. Income taxes (continued):

At December 31, 2009, the Company had the following cumulative operating losses available to reduce future years’ income for income tax purposes:

United States Federal income tax losses expiring in the year ended December 31:

2027	$153,699
2028	711,037
2029	633,122

$1,497,858

Canadian income tax losses expiring in the year ended December 31:

	Federal and Province of Ontario	Province of Quebec

2013	$2,826,561	$3,082,103
2014	2,673,178	2,673,178
2025	311,186	311,186
2029	836,181	836,181

	$6,647,106	$6,902,648

At December 31, 2009, the Company’s Undepreciated Capital Cost pool balance for tax purposes exceeds its Net Book Value for accounting purposes by $17,007,000. This represents additional tax deductions that can be claimed in future years at prescribed annual rates in order to reduce the Company’s taxable income.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

14. Income taxes (continued):

Income tax expense (recovery) attributable to income from continuing operations was ($2,118,693) and ($1,222,830) for the years ended December 31, 2009 and 2008 respectively and differed from the amounts computed by applying the U.S. federal rate of 34% to pre-tax income from continuing operations as a result of the following:

	2009	2008

Income tax expense at statutory rates	$1,373,329	$618,615

Increase (reduction) in income taxes resulting from:
Change in valuation allowance	(3,815,011)	(2,951,857)
Impact of change in enacted tax rates	865,649	191,538
Book and tax basis differences related primarily to capital assets	(999,627)	(189,983)
Tax effect of non-deductible and non-taxable items	308,032	667,239
Foreign tax rate differential	(82,294)	(54,345)
Withholding taxes	112,883	—
Other, net	118,346	495,963

	$(2,118,693)	$(1,222,830)

The Company files U.S. federal tax returns. The Company is no longer subject to U.S. federal income tax examinations by the U.S. tax authorities for taxation years ended before 2006.

The Company’s Canadian subsidiaries file Canadian federal and provincial tax returns. These entities are no longer subject to tax examinations (that could result in additional tax) by the Canadian federal and provincial tax authorities for taxation years ended before 2005 and 2004 respectively.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

15. Statements of cash flows:

(a)	Changes in non-cash working capital:

	2009	2008
Trade accounts receivable	$(934,004)	$(13,504)
Prepaid expenses and deposits	399,940	(426,750)
Work in process	147,577	(128,424)
Other assets	(211,155)	310,118
Trade accounts payable	(518,902)	988,953
Accrued liabilities	(604,949)	953,449
Income taxes payable	304,955	—
Deferred revenue	195,316	(180,381)

	$(1,221,222)	$1,503,461

(b)	Changes in non-cash financing activities:

Assets under capital lease of $2,938,385 (2008 - $3,625,457) were acquired when the Company entered into leases for new computer equipment and leasehold improvements.

16. Financial instruments:

(a)	Financial risk management:

The Company’s activities expose it to a variety of financial risks, liquidity risks, concentration of credit risks and foreign exchange pricing risk. The Company’s overall risk management program and business practices seek to minimize any potential adverse effect of those risks on the Company’s financial performance. Risk management is carried out by the senior management team under policies approved by the Board of Directors.

(b)	Financial risk:

Financial risk is the risk that the value of the Company’s financial instruments will vary due to fluctuations in interest rates and foreign currency exchange rates, and the degree of volatility of these rates. The Company does not use derivative instruments to reduce its exposure to interest rate and foreign currency exchange risks.

The Company mitigates interest rate risk by entering into capital lease obligations at a fixed interest rate.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

16. Financial instruments (continued):

(c)	Liquidity risk:

The Company manages liquidity risk through the management of its capital structure and financial leverage. It also manages liquidity risk by continuously monitoring actual and projected cash flows to ensure that it will have sufficient liquidity to meet its liabilities when due.

(d)	Concentration of credit risk:

Accounts receivable are due from commercial entities to whom credit is granted based on an evaluation of the customer’s financial condition. At December 31, 2009, accounts receivable included 1 (2008 - 3) customer that accounted for more than 10% of the total accounts receivable balance.

(e)	Foreign exchange pricing risk:

The Company undertakes revenue and purchase transactions in foreign currencies and therefore is subject to gains and losses due to fluctuations in foreign currency exchange rates.

Approximately $1,525,220 (2008 - $254,976) of cash is held in United States dollars. Converted at rates at December 31, 2009, this amounted to approximately U.S. $1,450,042 (2008 - U.S. $209,340).

Approximately $935,753 (2008 - $1,567,905) of restricted cash is held in United States dollars. Converted at rates at December 31, 2009, this amounted to approximately U.S. $890,345 (2008 - U.S. $1,287,278).

Series A preferred stock are redeemable and have cumulative dividends denominated in U.S. funds (note 9(a)).

(f)	Fair values of financial instruments:

Financial instruments include cash, trade accounts receivable, trade accounts payable, and accrued liabilities. Fair values for these instruments approximates carrying value due to the short terms to maturity.

FUSEPOINT INC.

Notes to Consolidated Financial Statements (continued)

Years ended December 31, 2009 and 2008

(Expressed in Canadian dollars)

17. Subsequent event:

The Company has evaluated subsequent events from the balance sheet date through to April 9, 2010 the date at which the financial statements were available to be issued and determined there were no subsequent events to disclose.